EXHIBIT 10x


                               ASSIGNMENT OF LEASE


Able  Laboratories,  Inc.,  a New  Jersey  corporation  ("Assignor"),  and  Able
Acquisition  Corp.,  a  Delaware  corporation  ("Assignee"),   enter  into  this
Assignment as of August 19, 1996 (the "Effective Date").

                              Preliminary Statement

         Assignor is the tenant of the entire building at 6 Hollywood Court, South Plainfield, New Jersey (the "Premises"), under a Lease Agreement dated November 29, 1984, between Hollywood Court Associates, a New Jersey partnership ("Original Landlord"), and Assignor, as amended by Space Expansion and Term Extension Agreement dated April, 1988, between Original Landlord and Assignor, as further amended by Space Expansion Agreement dated June, 1993, between CVN Associates, L.P., a New Jersey limited partnership ("Landlord"), and Assignor (said Lease Agreement, as so amended, the "Lease"). Original Landlord assigned its right, title and interest in and to the Lease to Landlord by Assignment of Lease dated April, 1989.

         Assignor wishes to assign its rights, interests and obligations under the Lease to Assignee, and Assignee wishes to accept such assignment and assume such obligations, on the terms and conditions of this Assignment.

                                    Agreement

         For valuable consideration, the receipt and sufficiency of which Assignor and Assignee acknowledge, Assignor and Assignee agree as follows:

         1. Assignment and Assumption. Assignor hereby assigns all of its rights, interests and obligations under the Lease, except as set forth in Paragraph 3 of this Assignment, and all of its title and interest in the Premises to Assignee, and Assignee hereby accepts such assignment and assumes all of the obligations of Assignor under the Lease. Assignor acknowledges for the benefit of Landlord that, notwithstanding such assignment and assumption and the consent of Landlord to such assignment and assumption, Assignor remains fully liable to Landlord for the full and timely payment of all financial obligations and the full and timely performance of all other obligations of the tenant under the Lease.

         2. Indemnities. Assignor shall indemnify, defend and hold harmless Assignee from all claims, liabilities, damages, losses, costs and expenses resulting from a breach or default of the obligations of the tenant under the Lease arising or occurring before the Effective Date or relating to Assignor's use and occupancy of the Premises before the Effective Date. Assignee shall indemnify, defend and hold harmless Assignor from and against all claims, liabilities, damages, losses, costs and expenses resulting from a breach or default of the obligations of the tenant under the Lease arising or occurring on or after the Effective Date or relating to Assignee's use or occupancy of the Premises on or after the Effective Date. If any payments of rent, additional rent or other charges due





                                      -2-

under the Lease relate to a period which includes time both before and after the Effective Date, any such payment shall be prorated according to the fractions of the total number of days in such period occurring, respectively, before and after the Effective Date. Assignor shall pay the prorated portion of any such payment relating to the fractional period before the Effective Date, and Assignee shall pay the prorated portion of any such payment relating to the fractional period on and after the Effective Date.

         3. Security Deposit. Assignor does not hereby assign its rights and interest in the security deposit held by Landlord under Paragraph 32nd of the Lease, which security deposit shall remain Assignor's property. Assignee shall deliver to Assignor the sum of $65,895 (the "Security Deposit") as security for the full and timely payment and performance of Assignee's obligations under the Lease and this Assignment. If Assignee fails to pay or perform in a full and timely manner any of its obligations under the Lease and this Assignment and such failure continues after the giving of any required notice and the expiration of any applicable grace period, Assignor may apply all or any portion of the Security Deposit toward curing any such failure and compensating Assignor for any loss, damage or expenses arising from such failure. If Assignor so applies any portion of the Security Deposit, Assignee shall immediately pay to Assignor the amount necessary to restore the Security Deposit to its original amount. Within 30 days after the end of the term of the Lease, Assignor shall return the Security Deposit to Assignee, after deducting any sums then due and payable by Assignee to Assignor.

         4. Representations and Warranties. Assignor represents and warrants to Assignee that:

         (a) the copy of the Lease attached to this Sublease as Exhibit A is a complete and accurate copy of the Lease, which is in effect and has not been amended except as set forth in Exhibit A;

         (b) Assignor has no knowledge of a material default by Landlord under the Lease, nor any event which, after any applicable notice and/or the expiration of any grace period, would constitute a material default by Landlord under the Lease;

         (c) Assignor has not received from Landlord any notice of a default by Assignor under the Lease that has not been waived or cured, and, to the best of Assignor's knowledge, Sublessor is not in default under the Lease, nor has any event occurred which, after any applicable notice and/or the expiration of any grace period, would constitute a default by Assignor under the Lease; and

         (d) All rent, additional rent and other charges due under the Lease have been paid through August 19, 1996.






                                      -3-

         Assignor and Assignee execute this Assignment as of the Effective Date.


ABLE LABORATORIES, INC.                       ABLE ACQUISITION CORP.


By: Beth Hecht                                By: Dhananjay G. Wadekar
   --------------------                           ----------------------
Name:                                         Name:  Dhananjay G. Wadekar
Title:                                        Title:  Executive Vice President